SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2003

DiaSys Corporation
(Exact name of registrant as specified in its charter)

Delaware
811-3584
13-4105842
(State of other
jurisdiction of
incorporation)
(Commission
File Number)
(IRS
Employer
Identificati
on Number)


81 West Main Street, Waterbury, Connecticut  06702
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (203) 755-5083


Item 5.            Other Events
As previously reported in our SEC filings, on January 24, 2003, DiaSys Corporation (the "Company"), received a demand letter from attorneys for Mr. Todd DeMatteo, the Company's former Chief Executive Officer, President and director, alleging that pursuant to Mr. DeMatteo's employment agreement with the Company, Mr. DeMatteo is entitled to a payment of $875,000 as a result of the filing of a Schedule 13D by a group of existing shareholders in December 2002. Mr. DeMatteo's attorneys demanded that the full payment be made by February 10, 2003.
Subsequently, on March 19, 2003, Mr. DeMatteo and his attorneys filed a complaint and an application for prejudgment remedy in the Superior Court for the Judicial District of Waterbury, Connecticut against the Company, Todd DeMatteo v. DiaSys Corporation, No. CV030177184, alleging that the Company breached Mr. DeMatteo's employment agreement by failing to pay to Mr. DeMatteo $875,000 and thereupon seeking to attach sufficient value against the Company's real estate, bank accounts, accounts receivables and other assets in order to secure the sum of $875,000. The suit seeks to recover money damages, attorney's fees and costs pursuant to the terms of the employment agreement and other relief as the court may deem appropriate. The Company believes it has meritorious defenses to Mr. DeMatteo's complaint and certain counter claims against Mr. DeMatteo. The Company intends to vigorously defend against Mr. DeMatteo's claims.
On March 27, 2003, the Company filed a complaint for declaratory judgment and other relief in the Circuit Court of Cook County, Illinois against Mr. DeMatteo, DiaSys Corporation v. Todd M. DeMatteo, No. 03 CH 05737, declaring Mr. DeMatteo has no right to arbitrate his claims arising under his employment agreement, and alleging that Mr. DeMatteo converted proprietary information of the Company and breached his of fiduciary duties. The suit seeks to recover actual, compensatory and punitive damages suffered as a result of Mr. DeMatteo's wrongful conduct.
Additionally, as previously reported in our SEC filings, on February 3, 2003, the Company received another demand letter from attorneys for Mr. DeMatteo demanding payment of principal and interest allegedly due under a promissory note having a principal amount of $100,000 executed by the Company on December 20, 2002. On February 10, 2003, the Company received another demand letter from Mr. DeMatteo's attorneys demanding payment on the promissory note. The attorneys alleged that the promissory note is collateralized by a perfected first position security interest in all the assets of the Company.
Subsequently, on February 27, 2002, Mr. DeMatteo and his attorneys filed a complaint and an application for prejudgment remedy in the Superior Court for the Judicial District of Waterbury, Connecticut against the Company, Todd DeMatteo v. DiaSys Corporation, No. CV030176802, alleging that the Company failed to make payment on the promissory note having a principal amount of $100,000. The application for prejudgment remedy has been granted. The suit seeks to recover money damages and costs and expenses incurred in collection on the promissory note. The Company believes it has meritorious defenses to Mr. DeMatteo's complaint and certain counter claims against Mr. DeMatteo. The Company intends to vigorously defend against Mr. DeMatteo's claims.
SIGNATURES
	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DIASYS CORPORATION


By:  /s/ Marshall Witzel
Chief Executive Officer and President

Dated: April 2, 2003